EXHIBIT 23.2


              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 27, 1996, except as to Note 19, which is as of March 22, 1996 appearing on page F-1 of NAL Financial Group Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Fort Lauderdale, Florida
June 5, 1996